May 2019

PRICING SUPPLEMENT Dated May 31, 2019

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-225551

(To Prospectus dated October 31, 2018, Index Supplement dated October 31, 2018 and Product Supplement dated October 31, 2018)

Structured Investments

Opportunities in U.S. Equities

Bear Market Securities due December 4, 2019

$1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index®

Principal at Risk Securities

The Bear Market Securities (the “securities”) offer leveraged inverse exposure to the performance of the Nasdaq-100 Index® (the “underlying index”). The securities are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature which provides inverse exposure to a limited range of negative performance of the underlying index. Your return on the securities will be based on the percentage change in the closing level of the underlying index on the pricing date (its “initial level”) to its closing level on the valuation date (its “final level”, and such percentage change, the “underlying return”). At maturity, if the final level is greater than the initial level, the investor is fully exposed to a loss of their initial investment that is proportionate to the underlying return. Specifically, investors will lose 1% of their stated principal amount of the securities for each 1% that the final level is greater than the initial level, and may lose up to their entire stated principal amount. At maturity, if the underlying return is negative, investors will receive (a) the stated principal amount of their investment plus (b) the “enhanced downside payment,” which will be equal to the product of (i) the stated principal amount multiplied by (ii) the leverage factor multiplied by (iii) the absolute value of the underlying return (the “absolute underlying return”), subject to the maximum payment at maturity. In no event will your payment at maturity exceed the maximum payment at maturity. Accordingly, the securities do not guarantee any return of principal at maturity and you could lose your entire investment. The securities are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose some or all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying index:	Nasdaq-100 Index® (Bloomberg Ticker: “NDX”)
Aggregate principal amount:	$1,001,800
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below), offered at a minimum investment of 100 securities (representing a $1,000 investment)
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Pricing date:	May 31, 2019
Original issue date:	June 5, 2019. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required, by virtue of the fact that the securities are initially expected to settle in three business days (T + 3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Valuation date:	November 29, 2019, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Maturity date:	December 4, 2019, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement
Payment at maturity:

▪       If the underlying return is negative:
The lesser of (a) $10 + Enhanced Downside Payment and (b) Maximum Payment at Maturity.

        In this scenario, you will receive a leveraged positive return on the securities for each 1% negative return on the underlying index. In no event will the payment at maturity exceed the maximum payment at maturity.

▪       If the underlying return is zero: the Stated Principal Amount of $10

▪       If the underlying return is positive:
$10 - ($10 x Underlying Return), subject to a minimum payment at maturity of $0.
Under these circumstances, you will lose a percentage of your stated principal amount proportionate to the underlying return. Specifically, you will lose 1% of your stated principal amount for each 1% that the final level is greater than the initial level, and you could lose up to all of your initial investment.

Underlying return:

The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(Final Level - Initial Level) / Initial Level

Absolute underlying return:	The absolute value of the underlying return. For example, if the underlying return is -5%, the absolute underlying return will be equal to 5%.
Enhanced downside payment:	$10 x Leverage Factor x Absolute Underlying Return
Maximum gain:	14.55%
Initial level:	7,127.956, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent
Leverage factor:	3.0
Maximum payment at maturity:	$11.455 per security, which is equal to $10 + ($10 × Maximum Gain)
CUSIP/ISIN:	90281D243 / US90281D2430
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security:	100%	1.25%(a) + 0.50%(b) 1.75%	98.25%
Total:	$1,001,800.00	$17,531.50	$984,268.50
(1)

UBS Securities LLC has agreed to purchase from UBS AG the securities at the price to public less a fee of $0.175 per $10.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $0.125 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental plan of distribution (conflicts of interest); secondary markets (if any)".

The estimated initial value of the securities as of the pricing date is $979.50. The estimated initial value of the securities was determined as of the close of the relevant markets on the date of this document by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 15 and 16 of this document.

Notice to investors: the securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the securities at maturity, and the securities have the inverse market risk of the underlying index. Specifically, if the underlying return is positive, you will lose a percentage of the stated principal amount proportionate to the underlying return. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the securities if you do not understand or are not comfortable with the significant risks involved in investing in the securities.

You should carefully consider the risks described under ‘‘Risk Factors’’ beginning on page 15 and under ‘‘Risk Factors’’ beginning on page PS-9 of the product supplement before purchasing any securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your securities. You may lose some or all of your initial investment in the securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Product supplement dated October 31, 2018	Index supplement dated October 31, 2018	Prospectus dated October 31, 2018

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the securities and an index supplement for various securities we may offer, including the securities) with the Securities and Exchange Commission, (the “SEC”), for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Product supplement dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm

Index supplement dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000091412118002083/ub46174419-424b2.htm

Prospectus dated October 31, 2018:
http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Bear Market Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated October 31, 2018, references to the “accompanying index supplement” mean the UBS index supplement, dated October 31, 2018 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated October 31, 2018.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third, the accompanying index supplement; and finally, the accompanying prospectus.

May 2019	Page 2

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

Investment Overview

Bear Market Securities

The Bear Market Securities Based on the Value of the Nasdaq-100 Index® due December 4, 2019 can be used:

▪	As an alternative to direct short exposure to the underlying index that provides investors with an opportunity to receive enhanced inverse exposure to a certain range of depreciation in the level of the underlying index; however, by investing in the securities, you will not be entitled to receive any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that does not provide for any interest payments or inverse exposure to the negative performance of the underlying index beyond a level that, when multiplied by the leverage factor, exceeds the maximum gain is appropriate for you.
▪	To enhance returns and potentially outperform the inverse depreciation of the underlying index in a moderately bearish scenario.

Maturity:	Approximately 6 months
Leverage factor:	3.0
Maximum payment at maturity:	$11.455 per security, which is equal to $10 + ($10 × Maximum Gain)
Maximum gain:	14.55%
Interest:	None
Minimum payment at maturity:	$0. Investors may lose all of their initial investment in the securities.
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.

Key Investment Rationale

Investors can use the securities to leverage inverse exposure to a limited range of depreciation in the level of the underlying index by a factor of 3.0, up to the maximum gain. At maturity, investors will receive an amount in cash based upon the underlying return. Investors may lose all of their initial investment in the securities.

The securities do not pay periodic interest. You should carefully consider whether an investment that does not provide for any periodic interest is appropriate for you.

Leveraged Inverse Performance	The securities offer investors an opportunity to capture enhanced returns relative to a hypothetical direct short investment in the underlying index or the stocks comprising the underlying index (the “underlying equity constituents”), within a certain range of negative performance of the underlying index.

Upside Scenario	The underlying return is negative and, at maturity, the securities redeem for the lesser of (a) the stated principal amount of $10 plus the enhanced downside payment and (b) the maximum payment at maturity.

Par Scenario	The underlying return is zero and at maturity you receive the stated principal amount.

Downside Scenario

The underlying return is positive and at maturity you receive less than the stated principal amount, if anything, resulting in a percentage loss of your initial investment proportionate to the underlying return. Specifically, you will lose 1% of your stated principal amount for each 1% that the final level is greater than the initial level, provided that in no event will the payment at maturity be less than $0. For example, if the underlying return is 35%, each security will redeem for $6.50, or 65% of the stated principal amount. You could lose up to all of your initial investment in the securities.

May 2019	Page 3

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

■	You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
■	You seek inverse exposure to the underlying index.
■	You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that has the inverse market risk of a hypothetical investment in the underlying index or the underlying equity constituents.
■	You believe the final level of the underlying index will be less than the initial level and, if the final level is greater than the initial level, you can tolerate receiving a payment at maturity that will be less than the stated principal amount and may be zero.
■	You believe the level of the underlying index will decline over the term of the securities, and that the absolute value of the percentage of such decline, when multiplied by the leverage factor, is unlikely to exceed the maximum gain indicated on the cover hereof.
■	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the inverse of fluctuations in the level of the underlying index.
■	You understand and accept that your potential return on the securities is limited to the maximum gain and you would be willing to invest in the securities based on the maximum payment at maturity indicated on the cover hereof.
■	You do not seek current income from your investment.
■	You are willing and able to hold the securities to maturity, a term of approximately 6 months, and accept that there may be little or no secondary market for the securities.
■	You understand and are willing to accept the risks associated with the underlying index and with a direct short investment in the underlying equity constituents.
■	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.
■	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

■	You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
■	You do not seek inverse exposure to the underlying index.
■	You require an investment designed to provide a full return of principal at maturity.
■	You are not willing to make an investment that has the inverse downside market risk of a hypothetical investment in the underlying index or in the underlying equity constituents.
■	You believe that the final level of the underlying index will be greater than the initial level, or you believe that the underlying return will be negative and the absolute underlying return, when multiplied by the leverage factor, is likely to exceed an amount equal to the maximum gain indicated on the cover hereof.
■	You seek an investment that has an unlimited return potential or you would be unwilling to invest in the securities based on the maximum payment at maturity indicated on the cover hereof.
■	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the inverse of fluctuations in the level of the underlying index.
■	You seek current income from your investment.
■	You are unable or unwilling to hold the securities to maturity, a term of approximately 6 months, or seek an investment for which there will be an active secondary market.
■	You do not understand or are not willing to accept the risks associated with the underlying index or with a direct short investment in the underlying equity constituents.
■	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

May 2019	Page 4

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

Fact Sheet

The securities offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement, the accompanying index supplement and accompanying prospectus, as supplemented or modified by this document. At maturity, an investor will receive for each security that the investor holds an amount in cash, if anything, that may be greater than, equal to or less than the stated principal amount based upon the underlying return and whether the final level is less than, equal to or greater than the initial level. The securities do not guarantee any return of principal at maturity and investors may lose all of their initial investment in the securities. All payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the securities and, in extreme situations, you could lose all of your initial investment.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Valuation date:	Maturity date:
May 31, 2019	June 5, 2019	November 29, 2019	December 4, 2019

Key Terms
Issuer:	UBS AG London Branch
Underlying index:	Nasdaq-100 Index®
Aggregate principal amount:	$1,001,800
Stated principal amount:	$10 per security
Issue price:	$10 per security, offered at a minimum investment of 100 securities (representing a $1,000 investment)
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Payment at maturity:

▪       If the underlying return is negative:
The lesser of (a) $10 + Enhanced Downside Payment and (b) Maximum Payment at Maturity.
In this scenario, you will receive a leveraged positive return on the securities for each 1% negative return on the underlying index. In no event will the payment at maturity exceed the maximum payment at maturity.

▪       If the underlying return is zero: the Stated Principal Amount of $10

▪       If the underlying return is positive:
$10 - ($10 x Underlying Return), subject to a minimum payment at maturity of $0.
Under these circumstances, you will lose a percentage of your stated principal amount proportionate to the underlying return. Specifically, you will lose 1% of your stated principal amount for each 1% that the final level is greater than the initial level, and you could lose up to all of your initial investment.

Underlying return:

The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

(Final Level - Initial Level) / Initial Level

Absolute underlying return:	The absolute value of the underlying return. For example, if the underlying return is -5%, the absolute underlying return will be equal to 5%.
Enhanced downside payment:	$10 x Leverage Factor x Absolute Underlying Return
Initial level:	7,127.956, which is the closing level of the underlying index on the pricing date, as determined by the calculation agent
Final level:	The closing level of the underlying index on the valuation date, as determined by the calculation agent
Leverage factor:	3.0
Maximum payment at maturity:	$11.455 per security, which is equal to $10 + ($10 × Maximum Gain)
Maximum gain:	14.55%
Risk factors:	Please see “Risk Factors” herein

May 2019	Page 5

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

General Information
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
CUSIP/ISIN:	90281D243 / US90281D2430
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying index. If your securities are so treated, you should generally recognize gain or loss upon the taxable disposition of your securities. Such gain or loss should generally be short-term capital gain or loss.

Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special ‘‘constructive ownership rules’’ of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

May 2019	Page 6

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your securities and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements, including providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Subject to Section 871(m) of the Code, discussed below, gain from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 871(m). Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime that meet certain requirements set forth in the applicable Treasury regulations. Furthermore, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2021 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “underlying security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an underlying security. If necessary, further information regarding the potential application of Section 871(m) of the Code will be provided in the pricing supplement for the securities. You should consult your tax advisor regarding the potential application of Section 871(m) of the Code to the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source

May 2019	Page 7

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the underlying constituent issuers).

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of swaps, futures and/or option transactions on the underlying index or underlying equity constituents, or purchases and sales of securities, in each case before, on and/or after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” herein for a discussion of these adverse effects.

Supplemental plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.175 per $10.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Smith Barney (also known as “Morgan Stanley Wealth Management”) with an underwriting discount of $0.175

May 2019	Page 8

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

reflecting a fixed structuring fee of $0.05 and a fixed sales commission of $0.125 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” herein.

Prohibition of Sales to EEA Retail Investors:	The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Validity of the securities:	In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date

May 2019	Page 9

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities
Validity of the securities:	hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated October 29, 2018 filed on that date with the Securities and Exchange Commission as Exhibit 5.3 to the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated October 29, 2018 filed on that date with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866)-477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying product supplement, the accompanying index supplement and accompanying prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

May 2019	Page 10

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

How the Securities Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities are specified on the cover hereof):

Investors will not be entitled to receive any periodic interest. You should carefully consider whether an investment that does not provide for any periodic interest is appropriate for you.

The below examples are based on the following terms:

Stated principal amount:	$10 per security
Leverage factor:	3.0
Hypothetical Initial Level:	7,500
Maximum Payment at Maturity:	$11.455 per security
Maximum Gain:	14.55%
Minimum Payment at Maturity:	$0

EXAMPLE 1: The underlying index declines over the term of the securities, and investors receive the stated principal amount plus a return equal to the enhanced downside payment.

Final level	7,275
Underlying Return	(7,275 – 7,500) / 7,500 = -3.00%
Payment at Maturity	= lesser of (a) $10 + Enhanced Downside Payment and (b) Maximum Payment at Maturity
= lesser of (a) $10 + ($10 x Leverage Factor x Absolute Underlying Return) and (b) $10 + ($10 x Maximum Gain)
= lesser of (a) $10 + ($10 x 3.0 x │-3.00%│) and (b) $10 + ($10 x 14.55%)
= lesser of (a) $10.90 and (b) $11.455 = $10.90 (Payment at Maturity)

In Example 1, the final level is less than the initial level and the underlying return is -3.00%. Therefore, at maturity, investors receive the stated principal amount plus a return equal to 3.0 times the absolute underlying return, resulting in a payment at maturity of $10.90 per security (a total return of 9.00%).

EXAMPLE 2: The underlying index declines over the term of the securities, and investors receive the maximum payment at maturity.

Final level	6,000
Underlying Return	(6,000 - 7,500) / 7,500 = -20.00%
Payment at Maturity	= lesser of (a) $10 + Enhanced Downside Payment and (b) Maximum Payment at Maturity
= lesser of (a) $10 + ($10 x Leverage Factor x Absolute Underlying Return) and (b) $10 + ($10 x Maximum Gain)
= lesser of (a) $10 + ($10 x 3.0 x │-20.00%│) and (b) $10 + ($10 x 14.55%)
= lesser of (a) $16.00 and (b) $11.455 = $11.455 (Payment at Maturity)

In Example 2, the final level is less than the initial level and the underlying return is -20.00%. Because the absolute underlying return, when multiplied by the leverage factor of 3.0 is greater than the maximum gain, investors receive the maximum payment at maturity, resulting in a payment at maturity of $11.455 (a total return of 14.55%).

May 2019	Page 11

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

EXAMPLE 3: The underlying index appreciates over the term of the securities, and investors receive less than the stated principal amount at maturity.

Final level	9,000
Underlying Return	(9,000 - 7,500) / 7,500 = 20.00%
Payment at Maturity	=$10 - ($10 x Underlying Return)
=$10 - ($10 x 20.00%)
= $10 - ($2)
=$8 (Payment at Maturity)

In Example 3, the final level is greater than the initial level and the underlying return is 20.00%. Because the final level of the underlying index is greater than its initial level, investors are negatively exposed to the appreciation in the level of the underlying index from its initial level, resulting in a payment at maturity of $8 per security (a loss of 20.00%).

If the final level is greater than the initial level, investors will lose some or all of their investment, provided that in no event will the payment at maturity be less than $0.

May 2019	Page 12

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

How it works

▪	Upside Scenario. If the underlying return is negative, investors will receive the lesser of (a) the stated principal amount of $10 plus the enhanced downside payment and (b) the maximum payment at maturity. Under the hypothetical terms of the securities, an investor will realize the maximum payment at maturity at a final level of 95.15% of the initial level (which represents an underlying return of -4.85%). If the final level is less than 95.15% of the initial level, investors will receive only the maximum payment at maturity.
▪	If the underlying return is -3.00%, investors will receive a 9.00% return, or $10.90 per security.
▪	If the underlying return is -4.85%, investors will receive only the maximum payment at maturity of $11.455 per security.
▪	If the underlying return is -30.00%, investors will receive only the maximum payment at maturity of $11.455 per security.
▪	Par Scenario. If the underlying return is zero, investors will receive an amount equal to the $10 stated principal amount.
▪	If the underlying return is 0.00%, investors will receive an amount equal to the $10 stated principal amount.
▪	Downside Scenario. If the underlying return is positive, investors will receive an amount that is less than the $10 stated principal amount, if anything, resulting in a percentage loss of their initial investment that is proportionate to the underlying return, subject to a minimum payment at maturity of $0.
▪	If the underlying return is 35.00%, investors would lose 35.00% of the stated principal amount and receive only $6.50 per security at maturity, or 65.00% of the stated principal amount. The minimum payment at maturity on the securities is $0, meaning you could lose some or all of your initial investment.

May 2019	Page 13

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of securities that they hold an amount in cash based upon the underlying return of the underlying index on the valuation date, as determined as follows:

If the underlying return is negative:

The lesser of (a) $10 + the enhanced downside payment and (b) the maximum payment at maturity.

In this scenario, you will receive a leveraged positive return on the securities for each 1% negative return on the underlying index. In no event will the payment at maturity be greater than the maximum payment at maturity.

If the underlying return is zero:

the Stated Principal Amount of $10

If the underlying return is positive:

$10 - ($10 x Underlying Return), subject to a minimum payment at maturity of $0.

Accordingly, if the underlying return is positive, you will lose a percentage of your principal amount proportionate to the underlying return. Specifically, you will lose 1% of your stated principal amount for each 1% that the final level is greater than the initial level, and you could lose up to all of your initial investment.

May 2019	Page 14

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪	The securities do not pay interest or guarantee return of the stated principal amount and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the return of any of the stated principal amount at maturity. If the underlying return is positive, you will lose a percentage of your stated principal amount proportionate to the underlying return. Specifically, you will lose 1% of your stated principal amount for each 1% that the final level is greater than the initial level, and you could lose up to all of your initial investment. The minimum payment at maturity on the securities is $0, meaning you could lose some or all of your initial investment.
▪	Your potential return on the securities is limited to the maximum gain. The return potential of the securities is limited to the maximum gain indicated on the cover hereof. Therefore, you will not benefit from the absolute value of any negative underlying return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain and your return on the securities may be less than it would be if you actually took a short position directly in the underlying equity constituents.
▪	The leverage factor and enhanced downside payment apply only if you hold the securities to maturity. You should be willing to hold the securities to maturity. If you are able to sell the securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and, even if the then-current underlying return is negative, the return you realize may be less than the leverage factor multiplied by the then-current absolute underlying return even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the leverage factor and earn the potential maximum gain from UBS only if you hold the securities to maturity.
▪	The securities provide inverse exposure to the underlying index. Unlike a hypothetical direct investment in the underlying index or the underlying equity constituents, which would be positively correlated to the return of the underlying index or the underlying equity constituents, the securities provide inverse exposure to the performance of the underlying index. The return on the securities will be positive only if the underlying index depreciates over the term of the securities. If the underlying appreciates over the term of the securities, investors will lose some or all of their investment.
▪	Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities, you could lose all of your initial investment.
▪	Market risk. The return on the securities, which may be positive or negative, is directly linked to the performance of the underlying index and indirectly linked to the performance of the underlying equity constituents. The level of the underlying index can rise or fall sharply due to factors specific to the underlying index or its underlying equity constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market levels, interest rates and economic and political conditions.
▪	Fair value considerations.
o	The issue price you pay for the securities exceeds their estimated initial value. The issue price you pay for the securities exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the level of the underlying index, the volatility of the underlying index, any dividends paid on the underlying equity constituents, prevailing interest rates, the term of the securities and our internal funding rate. Our

May 2019	Page 15

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities
internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date is less than the issue price you pay for the securities.
o	The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
▪	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors

May 2019	Page 16

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities
should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; any dividends paid on the underlying equity constituents; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
▪	Owning the securities is not the same as taking a short position directly in the underlying equity constituents. The return on the securities may not reflect the return you would realize if you actually took a short position directly in the underlying equity constituents. For example, because your return on the securities is limited to the maximum gain, you will not benefit from any absolute underlying return that, when multiplied by the leverage factor, exceeds the maximum gain and the effect of the leverage factor will be reduced as the underlying return decreases. Additionally, if you maintained a short position in an underlying equity constituent, you would have to pay dividend payments (if any) to the entity that lends you the underlying equity constituent for your short sale, and you could receive certain interest payments (the short interest rebate) from the lender.
▪	There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the underlying return will be negative. The final level (and therefore the underlying return) will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent issuers. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and each underlying equity constituent in particular, the risks of taking a short position in the underlying equity constituents, and the risk of losing some or all of your initial investment.
▪	Changes that affect the underlying index will affect the market value of, and any amount payable on, your securities. The policies of the index sponsor, as specified under “Information about the underlying index” (the “index sponsor”), concerning additions, deletions and substitutions of the underlying equity constituents and the manner in which the index sponsor takes account of certain changes affecting those underlying equity constituents may adversely affect the level of the underlying index. The policies of the index sponsor with respect to the calculation of the underlying index could also adversely affect the levels of the underlying index. The index sponsor may discontinue or suspend calculation or dissemination of the underlying index. Any such actions could have an adverse effect on the market value of, and any amount payable on, the securities.
▪	UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests. UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict the index sponsor’s actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The index sponsor is not involved in the securities offering in any way and has no obligation to consider your interest as an owner of the securities in taking any actions that might affect the market value of, and any amount payable on, your securities.
▪	Potential UBS impact on price. Trading or hedging transactions by UBS and/or its affiliates in the underlying equity constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index or underlying equity constituents may adversely affect the level of the underlying index, the performance and, therefore, the market value of, and any amount payable on, the securities.
▪	Potential conflict of interest. UBS and its affiliates may engage in business with the underlying constituent issuers or trading activities related to the underlying index or any underlying equity constituents, which may present a conflict between the interests of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine the payment at maturity, if any, based on the observed closing level of the underlying index. The calculation agent can postpone the determination of the initial level or final level of the underlying index (and therefore the original issue date or maturity date, as applicable) if a market disruption event occurs and is continuing on the pricing date or valuation date, respectively. As UBS determines

May 2019	Page 17

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities
the economic terms of the securities, including the maximum gain and leverage factor, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying index.
▪	The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of the securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, holders of the securities may lose all of some of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of the securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

May 2019	Page 18

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities
▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should read carefully the section entitled “Tax Considerations” herein and the section entitled “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and consult your tax advisor about your tax situation.

May 2019	Page 19

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

Information about the underlying index

Nasdaq-100 Index®

We have derived all information regarding the Nasdaq-100 Index® (“NDX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by The NASDAQ OMX Group, Inc. and its affiliates (collectively, “NASDAQ OMX”) (the “index sponsor” or “NASDAQ OMX”).

NDX is published by NASDAQ OMX, but NASDAQ OMX has no obligation to continue to publish NDX, and may discontinue publication of NDX at any time. NDX is determined, comprised and calculated by NASDAQ OMX without regard to the securities.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – NASDAQ-100 Index®”, NDX includes 100 of the largest domestic and international non-financial securities listed on the NASDAQ Stock Market® (“NASDAQ”) based on market capitalization. NDX includes companies across major industry groups including computer hardware and software, telecommunications, retail and wholesale trade, and biotechnology, but does not contain securities of financial companies, including investment companies.

NDX is calculated under a modified capitalization-weighted methodology. The methodology is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. To accomplish this, NASDAQ OMX will review the composition of NDX on a quarterly basis and adjust the weightings of Index components using a proprietary algorithm, if certain pre-established weight distribution requirements are not met.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to NDX.

Information as of market close on May 31, 2019:

Bloomberg Ticker Symbol:	NDX	52 Week High (on May 3, 2019):	7,845.729
Current Index Value:	7,127.956	52 Week Low (on December 24, 2018):	5,899.354
52 Weeks Ago (on May 31, 2018):	6,967.729

May 2019	Page 20

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying index for each quarter in the period from January 1, 2009 through May 31, 2019. The closing level of the underlying index on May 31, 2019 was 7,127.956. The graph below sets forth the daily closing levels of the underlying index for the period from January 1, 2009 through May 31, 2019. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying index on the valuation date.

Nasdaq-100 Index®	High	Low	Period End
2015
First Quarter	4,483.049	4,089.648	4,333.688
Second Quarter	4,548.740	4,311.257	4,396.761
Third Quarter	4,679.675	4,016.324	4,181.060
Fourth Quarter	4,719.053	4,192.963	4,593.271
2016
First Quarter	4,497.857	3,947.804	4,483.655
Second Quarter	4,565.421	4,201.055	4,417.699
Third Quarter	4,891.363	4,410.747	4,875.697
Fourth Quarter	4,965.808	4,660.457	4,863.620
2017
First Quarter	5,439.742	4,911.333	5,436.232
Second Quarter	5,885.296	5,353.586	5,646.917
Third Quarter	6,004.380	5,596.956	5,979.298
Fourth Quarter	6,513.269	5,981.918	6,396.422
2018
First Quarter	7,131.121	6,306.100	6,581.126
Second Quarter	7,280.705	6,390.837	7,040.802
Third Quarter	7,660.180	7,014.554	7,627.650
Fourth Quarter	7,645.453	5,899.354	6,329.964
2019
First Quarter	7,493.270	6,147.128	7,378.771
Second Quarter (through May 31, 2019)	7,845.729	7,127.956	7,127.956

May 2019	Page 21

Bear Market Securities due December 4, 2019 $1,001,800 Based on the Inverse Performance of the Nasdaq-100 Index® Principal at Risk Securities

Nasdaq-100 Index® - Daily Closing Levels January 1, 2009 to May 31, 2019

May 2019	Page 22